Exhibit (h)(2)(xxix)

AMENDMENT NO. 13

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 13 to the Fourth Amended and Restated Expense Limitation Agreement, effective as of September 1, 2008, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 13”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1. Removed Portfolios: All references to the EQ/BlackRock Basic Value Equity Portfolio, EQ/Davis New York Venture Portfolio, EQ/Evergreen International Bond Portfolio, EQ/JPMorgan Core Bond Portfolio, EQ/Small Company Index Portfolio and EQ/Van Kampen Emerging Markets Equity Portfolio are deleted.

2. Revisions to Maximum Annual Operating Expense Limits: The Maximum Annual Operating Expense Limits for the EQ/Alliance Bernstein International Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/BlackRock International Value Portfolio, EQ/Calvert Socially Responsible Portfolio, EQ/Capital Guardian Research Portfolio, EQ/FI Mid Cap Portfolio, EQ/JPMorgan Value Opportunities Portfolio, EQ/Large Cap Core PLUS Portfolio, EQ/Large Cap Growth PLUS Portfolio, EQ/Mid Cap Value PLUS Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio are revised to reflect the limits reflected in Schedule A.

3. Effective Date of Revision: For all portfolios listed in paragraph 2 above except for the EQ/Calvert Socially Responsible Portfolio, the effective date of the revised Maximum Annual Operating Expense Limit reflected in Schedule A is September 1, 2008. With respect to the EQ/Calvert Socially Responsible Portfolio, the revised Maximum Annual Operating Expense Limit is effective November 2, 2008.

4. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 13 to Schedule A attached hereto.

5. Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 13 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 13

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolios	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
Crossings Aggressive Allocation Portfolio	0.10%	0.20%
Crossings Conservative Allocation Portfolio	0.10%	0.20%
Crossings Conservative-Plus Allocation Portfolio	0.10%	0.20%
Crossings Moderate Allocation Portfolio	0.10%	0.20%
Crossings Moderate-Plus Allocation Portfolio	0.10%	0.20%
EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/AllianceBernstein Large Cap Growth Portfolio	0.80%	1.05%
EQ/AllianceBernstein Value Portfolio	0.75%	1.00%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%
EQ/AXA Rosenberg Value Long/Short Equity Portfolio	1.74%*	1.99%*
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%**	1.15%**
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/FI Mid Cap Portfolio	0.85%	1.10%
EQ/Franklin Income Portfolio	1.05%	1.30%
EQ/Franklin Small Cap Value Portfolio	1.05%	1.30%
EQ/Franklin Templeton Founding Strategy Portfolio	0.15%	0.40%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Legg Mason Value Equity Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Marsico Focus Portfolio	0.90%	1.15%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%
EQ/Mutual Shares Portfolio	1.05%	1.30%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Templeton Growth Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Mid Cap Growth Portfolio	0.75%	1.00%
EQ/Van Kampen Real Estate Portfolio	1.01%	1.26%

*	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.

**	Effective November 2, 2008.

SCHEDULE B

AMENDMENT NO. 13

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock International Value Portfolio (formerly, the EQ/Mercury International Value Portfolio)

EQ/Capital Guardian Growth Portfolio (formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/Evergreen Omega Portfolio

EQ/JPMorgan Value Opportunities Portfolio (formerly, EQ/Putnam Voyager Portfolio)

EQ/Large Cap Core PLUS Portfolio (formerly, the MarketPLUS Large Cap Core Portfolio)

EQ/Mid Cap Value PLUS Portfolio (formerly ,the MarketPLUS Mid Cap Value Portfolio)

Three Year Reimbursement Period:

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/FI Mid Cap Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/International ETF Portfolio EQ/International Core PLUS Portfolio (formerly, MarketPLUS International Core Portfolio)

EQ/Large Cap Growth PLUS Portfolio (formerly, MarketPLUS Large Cap Growth Portfolio)

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio